UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 480-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2012, the compensation committee of the board of directors (the “Compensation Committee”) of Unwired Planet, Inc. (“Unwired Planet”) approved a stipend of $10,000 per month for Michael Mulica, the chief executive officer of Unwired Planet, to cover travel and commuting expenses incurred by Mr. Mulica. The monthly stipend will be payable effective September 2012 and will continue monthly thereafter. The Compensation Committee also approved a one-time bonus of $29,705 to Mr. Mulica to cover taxes paid on the reimbursement of prior travel and commuting expenses for the period of October 2011 through August 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Anne Brennan
Dated: October 19, 2012	Name:	Anne Brennan
	Title:	Chief Financial Officer